SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 25, 2019 (February 22, 2019)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Unsecured Notes Offering

On February 22, 2019, Bausch Health Companies Inc. (the “Company”) announced that it has launched and priced an offering of $500,000,000 aggregate principal amount of its 5.750% Senior Secured Notes due 2027 (the “Secured Notes”) and that Bausch Health Americas, Inc. (f/k/a Valeant Pharmaceuticals International) (“BHA”), a wholly owned indirect subsidiary of the Company, has launched and priced an offering of its 8.500% Senior Notes due 2027 (the “Unsecured Notes” together with the Secured Notes, the “Notes”). The aggregate size of the offering of the Unsecured Notes is $1,000,000,000, which reflects an increase of $250,000,000 from the previously announced offering size of $750,000,000. The Unsecured Notes will be additional notes and form part of the same series as BHA’s existing 8.500% Senior Notes due 2027. The offering price for the Secured Notes was 100.00% of the principal amount thereof and the offering price for the Unsecured Notes was 103.25% of the principal amount thereof (representing a yield to worst of 7.748%). The Notes will be offered in the United States to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Company also issued press releases pursuant to Rule 135c under the Securities Act relating to the offerings of the Notes. In accordance with Rule 135c(d) under the Securities Act, copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

The foregoing is qualified by reference to the press releases that are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Tender Offers

On February 22, 2019, the Company announced the launch of offers to purchase for cash up to $1,250 million aggregate purchase price across the Company’s outstanding 5.625% Senior Notes due 2021 (the “2021 Notes”), 5.50% Senior Notes due 2023 (the “5.50% Notes”) and 5.875% Senior Notes due 2023 (the “5.875% Notes” and, together with the 2021 Notes and the 5.50% Notes, the “Tender Offer Notes”) and, with respect to the 2021 Notes, a related consent solicitation (each a “Tender Offer” and together, the “Tender Offers and Solicitation”) to effect certain amendments (the “Proposed Amendments”) to the indenture governing the 2021 Notes (the “2021 Notes Indenture”) that would eliminate substantially all of the restrictive covenants and events of default, which Proposed Amendments would be contained in a supplemental indenture (the “Supplemental Indenture”) to the 2021 Notes Indenture. Holders who tender their 2021 Notes will be deemed to consent to all of the Proposed Amendments, and holders may not tender their 2021 Notes without delivering consents. The Tender Offers and Solicitation are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement, dated February 22, 2019, and a related Letter of Transmittal and Consent (together, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offers and Solicitation. The Offer to Purchase and Consent Solicitation Statement does not constitute a notice of redemption of the Tender Offer Notes.

On February 22, 2019, the Company also announced an upsize of the Tender Offers to $1,500 million aggregate purchase price from $1,250 million.

The Tender Offers and Solicitation will expire at 11:59 p.m., New York City time, on March 21, 2019 (unless extended), and tendered Tender Offer Notes and consents related to the 2021 Notes may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on March 7, 2019 (unless extended). The foregoing is qualified by reference to the press release that are attached as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release announcing the launch of the notes offerings, dated February 22, 2019
99.2	Press release announcing the pricing of the notes offerings, dated February 22, 2019
99.3	Press release announcing the launch of the Tender Offers and Solicitation, dated February 22, 2019
99.4	Press release announcing the upsize of the Tender Offers, dated February 22, 2019

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the launch of the notes offerings, dated February 22, 2019
99.2	Press release announcing the pricing of the notes offerings, dated February 22, 2019
99.3	Press release announcing the launch of the Tender Offers and Solicitation, dated February 22, 2019
99.4	Press release announcing the upsize of the Tender Offers, dated February 22, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
	Name:	Paul S. Herendeen
	Title:	Executive Vice President, Chief Financial Officer

Date: February 25, 2019